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                                    Exhibit 1
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                             Joint Filing Agreement


The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of P & F Industries, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: April 26, 2000



                                        By: /s/ Richard A. Horowitz
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                                        Name:  Richard A. Horowitz



                                        By: /s/ Linda Horowitz
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                                        Name:  Linda Horowitz